As filed with the Securities and Exchange Commission on September 9, 2002
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.

             (Exact name of registrant as specified in its charter)



             DELAWARE                                  13-4056901
    (State or other jurisdiction         (I.R.S. Employer Identification Number)
 of incorporation or organization)

            6 GREENE STREET
          NEW YORK, NEW YORK                              10013
(Address of Principal Executive Offices)                (Zip Code)


   ACCUFACTS PRE-EMPLOYMENT SCREENING, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             JOSEPH A. BARATTA, ESQ.
                               BARATTA & GOLDSTEIN
                                597 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                     (Name and address of agent for service)

                                 (212) 750-9700
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------------
                                           Amount to be        Proposed Maximum           Proposed Maximum           Amount of
 Title of Securities to be Registered       Registered     Offering Price Per Share   Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par
 value per share......................   200,000 (1)(2)        $   .18 (3)               $  36,000 (3)                 $3.32
---------------------------------------------------------------------------------------------------------------------------------



(1) The number of shares being registered represents shares of Common Stock of Accufacts Pre-Employment Screening, Inc. (the "Company") authorized and reserved for issuance under the Accufacts Pre-Employment Screening, Inc. 2001 Employee Stock Purchase Plan.

(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3) Estimated, pursuant to Rule 457(h), solely for purposes of calculating the registration fee and determined, in accordance with Rule 457(c), based on the average of the high and low prices for the Common Stock reported on the Over-The-Counter Bulletin Board on September 6, 2002.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Accufacts Pre-Employment Screening, Inc., a Delaware corporation (the "Company" or the "Registrant"), relating to 200,000 shares of its common stock, par value $.01 per share (the "Common Stock").

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Registrant's 2001 Employee Stock Purchase Plan (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Plan participants have been advised of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of
Part II of this registration statement, and that these documents are incorporated by reference in the prospectus, and the availability without charge, upon written or oral request of other documents required to be delivered pursuant to Rule 424(b). The address (to the attention of the Corporate Secretary) and the telephone number to which the request is to be directed is as follows: Anthony Luizzo, Corporate Secretary, Accufacts Pre-Employment Screening, Inc. 6 Greene Street, New York, NY 10013. Phone: 212-966-0666.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are hereby incorporated by reference into this Registration Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

(b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2002 and June 30, 2002.

(c) The description of the Common Stock, contained in the Company's Registration Statement on Form 10-SB/A (File No. 001-14995) filed on April 30, 1999 under Section 12 of the Exchange Act; and

(d) All other reports, including amendments, filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant Annual Report document referred to in (a) immediately above.

Each document or report subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Certificate of Incorporation provides that officers and directors shall not be personally liable to the Company or its stockholders for damage, or breach of fiduciary duty, to the extent provided by Delaware law.

Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

Section 102 (b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102 (b) (7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102 (b) (7) does not authorize any limitations on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

Article 10 of the Company's Certificate of Incorporation and the Company's By-laws provide that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect). Shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders, or disinterested directors, or otherwise.

Article 9 of the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders; (i) for any monetary damages for breaches of fiduciary duty of loyalty to the Company or its stockholders'; (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) under Section 174 of the general Corporation of Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

See Exhibits and Exhibit Index below.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 9, 2002.

                    ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.


                                   BY: /S/ PHILIP LUIZZO
                                       -----------------
                                       PHILIP LUIZZO
                                       CHAIRMAN, PRESIDENT AND
                                       CHIEF EXECUTIVE OFFICER


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 9, 2002.




   SIGNATURE                        TITLE
   ---------                        -----

/S/ PHILIP LUIZZO                   CHAIRMAN, PRESIDENT and CHIEF EXECUTIVE
-----------------
    PHILIP LUIZZO                   OFFICER (PRINCIPAL EXECUTIVE OFFICER)


/S/ JOHN C. SVEDESE                 VICE PRESIDENT AND DIRECTOR
--------------------
    JOHN C. SVEDESE

/S/ RICHARD J. MAGLIO               DIRECTOR
------------------
    RICHARD J. MAGLIO


/S/ ANTHONY J. LUIZZO              CORPORATE SECRETARY AND DIRECTOR
------------------------
    ANTHONY J. LUIZZO


/S/ JAMES E. PATTERSON             DIRECTOR
-----------------------
    JAMES E. PATTERSON



                                  EXHIBIT INDEX
                                  -------------

The following exhibits are filed herewith as part of, or incorporated by reference in, this Registration Statement:




           EXHIBIT
           NUMBER              DESCRIPTION OF EXHIBIT
           ------              ----------------------

2.1 Plan and Agreement of Merger of Maglio, Inc. and Maglio-Accufacts Pre-Employment Screening, Inc., dated October 11, 1999, by and among Accufacts Pre-Employment Screening, Inc., Maglio-Accufacts Pre-Employment Screening, Inc., and Maglio, Inc. (1)

2.2 Supplemental Agreement, dated as of October 11, 1999, by and among Accufacts Pre-Employment Screenings, Inc., Maglio, Inc., Maglio-Accufacts Pre-Employment Screening, Inc., and Richard J. Maglio. (1)

3.1        Articles of Incorporation of Accufacts Pre-Employment Screening, Inc.
           and Certificate of Merger (2)

3.2        By-laws of Accufacts Pre-Employment Screening, Inc. (2)

3.3 Certificate of Incorporation of Maglio-Accufacts Pre-Employment Screening, Inc. (4)

3.4        By-laws of Maglio-Accufacts Pre-Employment Screening, Inc. (4)

4.1 Specimen of Common Stock Certificate of Accufacts Pre-Employment Screening, Inc. (2)

4.2 Asset Purchase Agreement dated August 26, 1998 between Southern Cargo, Inc. and Accufacts Pre-Employment Screening, Inc. (2)

4.3 Shareholder Rights and Registration Rights Agreement, dated as of October 11, 1999, by and between Accufacts Pre-Employment Screening, Inc. and Richard J. Maglio (1)

5.1 Opinion and Consent of Baratta& Goldstein as to the validity of the common stock offered hereunder

10.1 Employment Agreement, dated September 1, 1998, between the Registrant and Philip Luizzo (2)

10.2 Amendment, dated October 5, 1999, to the Employment Agreement, dated September 1, 1998, between the Registrant and Philip Luizzo (3)

10.3 Employment Agreement, dated September 1, 1998, between the Registrant and John Svedese (2)

10.4 Employment Agreement, dated October 11, 1999, by and among the Registrant, Maglio- Accufacts Pre-Employment Screening, Inc., and Richard J. Maglio (4)

10.5 Lease Agreement, dated April 1, 1997, between the Registrant and 6 Greene Street Associates, LLC, as amended (4)

10.6 Lease Agreement, dated August 28, 1998, between Maglio, Inc. and CB Sanlando Center, Inc. (4)

16.1       Letter on Change in Certifying Accountant (5)

16.2       Letter on Change in Certifying Accountant (6)

16.3       Letter on Change in Certifying Accountant (7)

21.1      List of Subsidiaries (4)

23.1      Consent of Baratta & Goldstein (8)

23.2      Consent of Cuthill & Eddy LLP

24.1      Power of Attorney

99.1      Accufacts Pre-Employment Screening, Inc. 2001 Employee Stock
          Purchase Plan

99.2       Amendment to Accufacts Pre-Employment Screening, Inc.
          2001 Employment Stock Purchase Plan

----------------------------------------

      (1) Filed as an exhibit to the Registrant's Current Report on Form 8-K, dated October 13, 1999, filed with the Securities and Exchange Commission on October 28, 1999, and is incorporated by reference herein.

      (2) Filed as an exhibit to the Registrant's Form 10-SB filed with the Securities and Exchange Commission on May 7, 1999 and is incorporated by reference herein.

      (3) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the Securities and Exchange Commission on November 15, 1999 and is incorporated by reference herein.

      (4) Filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999 and is incorporated by reference herein.

      (5) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated December 8, 2000, filed with the Securities and Exchange Commission on December 13, 2000 and is incorporated by reference herein.

      (6) Filed as an exhibit to the Registrant's Current Report on Form 8-K/A dated December 8, 2000 filed with the Securities and Exchange Commission on December 18, 2000 and is incorporated by reference herein.

      (7) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated July 17, 2002 filed with the Securities and Exchange Commission on July 19, 2002 and is incorporated by reference herein.

      (8) Incorporated in Exhibit 5.1.